UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 17, 2014

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 West Washington Street Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 17, 2014, Morningstar, Inc. (Morningstar) and Ibbotson Associates, Inc. (Ibbotson), a wholly owned subsidiary of Morningstar, entered into a settlement agreement (the Settlement Agreement) with Business Logic Holding Corporation (Business Logic) relating to the pending, previously disclosed litigation (the Litigation) brought by Business Logic against Morningstar and Ibbotson in the Circuit Court of Cook County, Illinois.  Pursuant to the Settlement Agreement, among other things, Morningstar or Ibbotson will pay Business Logic $61,000,000 and Business Logic (i) will dismiss with prejudice all claims asserted in the Litigation; (ii) grants releases to Morningstar, Ibbotson, and their clients; and (iii) grants to Morningstar, its affiliates, Ibbotson and their clients an irrevocable license to use the intellectual property at issue in the Litigation.  The Settlement Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01.  Other Events.

On July 17, 2014, Morningstar issued a press release regarding the above-described settlement.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)                                          Exhibits:

Exhibit No.	Description

10.1	Settlement Agreement dated July 17, 2014.

99.1	Press Release dated July 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: July 17, 2014	By:	/s/ Richard E. Robbins
	Name:	Richard E. Robbins
	Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Settlement Agreement dated July 17, 2014.

99.1	Press Release dated July 17, 2014.